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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 relating to the Pennzoil-Quaker State Company Thrift and Stock Purchase Plan of our report dated June 2, 1998 included in Pennzoil-Quaker State Company's Form 10/A effective December 10, 1998 and to all references to our Firm included in this registration statement.



                                    ARTHUR ANDERSEN LLP
Houston, Texas
February 22, 1999